Exhibit 99.1

Paltalk, Inc. Completes Sale of Secure Communications Assets to SecureCo, Inc.

Sale Provides for Cash Payment and Revenue Share to Paltalk, and Complementary IP to SecureCo to Accelerate Its Business Strategy

JERICHO, NY and NEW YORK, NY - - July 23, 2020 - Paltalk, Inc., formerly known as PeerStream, Inc. (“Paltalk”) (OTCQB: PALT), a leading communications software innovator that powers multimedia social applications, and SecureCo, Inc. (“SecureCo”), a provider of software applications and a network-as-a-service platform providing hyper-secure and anonymous data communications, today announced that Paltalk has completed the sale of substantially all of the assets related to its secure communications business to SecureCo.

The secure communications business assets include communication software and operational capabilities for secure messaging and data applications targeting enterprise and government clients. The sale price included current and deferred cash payments that total $250,000 and provides for a revenue share on future software licensing, capped at a maximum of $500,000.

“We believe that the sale of the secure communications business is a milestone for the Company as it represents a modest monetization of our historical investment in a business that we created and enables us to partner in its continued success via our revenue share arrangement. Importantly, the sale allows us to exclusively focus on our core business, the Paltalk and Camfrog multimedia social apps, which together are host to one of the world’s largest collections of video-based communities. The proceeds from the sale and potential cash from future revenue share payments will add to our financial strength and will be reinvested in the consumer apps,” said Jason Katz, Chairman and Chief Executive Officer of Paltalk.

Alex Harrington, SecureCo’s CEO, added, “Paltalk has a legacy of great communication software. The acquisition of these complementary assets strengthens SecureCo’s product capabilities and paves the way for success in providing differentiated cybersecurity solutions for government and enterprise customers.”

ABOUT PALTALK, INC. (OTCQB: PALT)

Paltalk is a communications software innovator that powers multimedia social applications. We have also developed a suite of secure communications software for use worldwide. Our product portfolio includes Paltalk and Camfrog, which together host one of the world’s largest collections of video-based communities. Our other products include Tinychat and Vumber. The Company has an over 20-year history of technology innovation and holds 18 patents. For more information, please visit: http://www.paltalk.com.

ABOUT SECURECO, INC.

SecureCo offers software applications and a network-as-a-service platform providing hyper-secure and anonymous data communications for enterprise and government clientele. Our evasive routing techniques and obfuscation hide attribution and other identity-based metadata, offering superior confidentiality, privacy, and cyber resiliency. These capabilities are powered by our software-defined mesh network with a zero-trust architecture that masks sender and recipient traffic, offering our clients resistance to eavesdropping, tampering, and disruption, even in adversarial network environments. Our technology is well suited for telework, mobile, IoT, or other applications in which safe transport of sensitive information is paramount. For more information, please visit: https://secureco.io.

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements." Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential," or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond Paltalk's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, the impact of the recent coronavirus outbreak on our results of operations and our business; our ability to effectively market and generate revenue from our applications, risks and uncertainties related to our increasing focus on the use of new and novel technologies, such as blockchain and Props tokens, to enhance our applications, and our ability to timely complete development of applications using new technologies; our ability to effectively integrate Props tokens into our existing applications; our ability to effectively secure new software development and licensing customers; legal and regulatory requirements related to the use of blockchain, including us holding and distributing cryptocurrencies and accepting cryptocurrencies as a method of payment for our services; the use of the internet and privacy and protection of user data; risks related to our holdings of digital tokens, including risks related to the volatility of the trading price of digital tokens and our ability to convert digital tokens into fiat currency; and our ability to manage our partnerships and strategic alliances. More detailed information about Paltalk and the risk factors that may affect the realization of forward-looking statements is set forth in Paltalk's filings with the Securities and Exchange Commission ("SEC"), including the Paltalk's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC's website at www.sec.gov.

All forward-looking statements speak only as of the date on which they are made. Paltalk undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement was made, except to the extent required by applicable securities laws.

CONTACTS:

Paltalk:

IR@paltalk.com

Stephanie Prince
PCG Advisory
sprince@pcgadvisory.com
646-762-4518

SecureCo:

PR@secureco.io